UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

Cboe Global Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cboe Global Markets, Inc.'s (the "Company") Executive Vice President, Chief Financial Officer and Treasurer, Alan J. Dean, retired on December 31, 2017. In addition, Brian N. Schell was appointed to Executive Vice President, Chief Financial Officer and Treasurer effective January 1, 2018.
Pursuant to a termination agreement ("Termination Agreement") Mr. Dean entered into with the Company on December 31, 2017, he became entitled to: (i) the severance benefits payable under the terms of the Company's Executive Severance Plan, (ii) accelerated vesting in full of any outstanding restricted stock units held by him, (iii) accelerated vesting of outstanding performance share units held by him, prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period and (iv) participation in the Company's Retiree Medical Plan at his own cost until January 31, 2020.  Mr. Dean is 63 years of age and otherwise would have become entitled to the accelerated vesting of his restricted stock units and performance share units in the manner described in clauses (ii) and (iii), above, if he had retired on or after attaining age 65. The foregoing description of the Termination Agreement is qualified by reference to the full text of the Termination Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Termination Agreement, by and between Cboe Global Markets, Inc. and Alan J. Dean, dated December 31, 2017 (Filed herewith).*

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cboe Global Markets, Inc.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 3, 2018